UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 9, 2017

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On November 9, 2017, Michel Combes notified Altice USA, Inc. (the “Company”) of his resignation from the Company’s Board of Directors effective immediately.

Item 8.01.	Other Events.

On November 9, 2017, Altice N.V., the controlling stockholder of the Company, announced a reorganization of Altice N.V.’s management and governance, which included the resignation of Michel Combes, Altice N.V. CEO and Director and SFR Group Chairman and CEO.  Altice N.V. also announced that Dexter Goei, Chairman and CEO of the Company, would be appointed CEO of Altice N.V., where he will assume responsibility for key central functions at Altice N.V.  Mr. Goei will continue to serve as Chairman and CEO of the Company and as a director of Altice N.V.  A copy of the press release issued by Altice N.V. is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit	Description
99.1	Press Release dated November 9, 2017.*

* furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: November 13, 2017	By:	/s/ Craig Rosenthal
Craig Rosenthal
Senior Vice President and Assistant Secretary